UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K which Ultra Petroleum Corp. (the “Company”) previously filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017 (the “Original Filing”). The sole purpose of this Amendment is to correct the description of the volumetric units in the headers to the table presented on Exhibit 99.1 of the Original Filing. The headers were incorrect in that they referred to Bbls of Oil and NGLs instead of MBbls, and Mcf of natural gas instead of MMcf, and the totals of Oil, Natural Gas and NGLs in Mcfe instead of MMcfe. The numbers in the body of the table in Exhibit 99.1 have not changed. Except as set forth herein, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Section 7.	Regulation FD
Item 7.01.	Regulation FD Disclosure.

Exhibit 99.2 to this Amendment amends and restates the prior table attached as Exhibit 99.1 to the Original Filing in its entirety. The header in the table set forth in Exhibit 99.2 contains correct descriptions of the volumetric units and also notes, correctly, that the dollar amounts reported in the table are in thousands of dollars.

The information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Section 9.	Financial Statements and Exhibits
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.2	Adjusted Oil and Gas Reserves Estimates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

March 24, 2017	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.2	Adjusted Oil and Gas Reserves Estimates